Exhibit 99.1

RepliGen	Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: (781) 250-0111
FOR IMMEDIATE RELEASE	Telefax: (781) 250-0115

Repligen Reports Fourth Quarter and Full Year 2012 Financial Results and

Provides Financial Guidance for 2013

- Bioprocessing Revenue Increases to $42 Million, Total Revenue Reaches $63 Million in 2012 -

- Year-over-Year Net Income Increases by $18 Million -

WALTHAM, MA – March 7, 2013 – Repligen Corporation (NASDAQ:RGEN) today reported financial results for its fourth quarter and year ended December 31, 2012. The Company reported total revenue for the three-month period ended December 31, 2012 of $18,814,000, an increase of $11,649,000 as compared to total revenue of $7,165,000 for the same period in 2011. Revenue growth for the fourth quarter of 2012 was led by the Company’s bioprocessing business which expanded as a result of its acquisition of Repligen Sweden AB in December 2011. Bioprocessing revenue was $9,709,000 for the three-month period ended December 31, 2012, more than three times the $3,115,000 of bioprocessing revenue generated during the same period in 2011. Royalty and other revenue for the three-month period ended December 31, 2012, which includes royalty payments received from Bristol-Myers Squibb on its U.S. sales of Orencia®, was $9,105,000 compared to $4,050,000 for the same period in 2011, an increase of $5,055,000. This increase is primarily due to $4,876,000 of revenue related to an upfront payment from Pfizer Inc. in accordance with the terms of a therapeutic licensing agreement for our spinal muscular atrophy program. Net income for the three-month period ended December 31, 2012 was $9,553,000, an increase of $11,715,000 as compared to a net loss of $2,162,000 for the same period in 2011. Earnings per diluted share were $0.30 for the three-month period ended December 31, 2012 as compared to loss per diluted share of $0.07 for the same period in 2011. December 31, 2012 marks the end of the first full year for which the Company is reporting consolidated financial results since its acquisition of Repligen Sweden AB.

Operating expenses for the three-month period ended December 31, 2012 were $12,403,000 compared to $8,703,000 for the same period in 2011, an increase of $3,700,000 or 43%. These operating expenses included an increase in cost of product revenue of $4,409,000 due to higher product sales, partially offset by a decrease in selling, general and administrative expenses of $1,014,000 compared to the same three-month period in 2011. Selling, general and administrative expenses in the 2011 period included expenses related to the acquisition of Repligen Sweden AB and our activities in connection with the potential launch and commercialization of our therapeutic product candidate RG1068. Research and development expenses decreased by $527,000 during the three-month period ended December 31, 2012 compared to the same period in 2011. This decrease was primarily due to lower spending on our clinical development programs as a result of our decision to focus on our core bioprocessing business. Cash and investments as of December 31, 2012 were $49,970,000 compared to $36,025,000 as of December 31, 2011.

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Repligen Reports Fourth Quarter and Full Year Financial Results

March 7, 2013

“During 2012 we delivered strong financial performance and built on the momentum from our acquisition of Repligen Sweden in December 2011. We concluded the year with strength in our core bioprocessing business and success in out-licensing our spinal muscular atrophy drug development program to Pfizer,” said Walter C. Herlihy, Ph.D., President and CEO of Repligen. “We continue to direct our efforts toward achieving operational and financial excellence as a dedicated life sciences company providing high-value biomanufacturing products that enable pharmaceutical companies worldwide to deliver on the promise of biologic drugs.”

Due to a change in our fiscal year effective January 1, 2012, our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (to be filed with the Securities and Exchange Commission) and the Consolidated Statements of Operations and Comprehensive Income (Loss) (included in this release) report financial data for the twelve-month period ended December 31, 2012, and the nine-month period ended December 31, 2011. To assist investors in comparing year-over-year financial results, the full-year figures provided in the narrative below compare the twelve-month period ending December 31, 2012 with the pro forma (unaudited) twelve-month period ended December 31, 2011.

For the twelve-month period ended December 31, 2012, total revenue was $62,267,000 compared to total revenue of $29,357,000 for the same period in 2011, an increase of 112%. Bioprocessing revenue was $41,834,000 for the 2012 period as compared to $16,366,000 for the same period in 2011, an increase of 156%. Royalty and other revenue reached $20,432,000 for the twelve-month period in 2012, compared to $12,991,000 for the same period in 2011, an increase of 57%. Net income for the 2012 period was $14,156,000, an increase of $17,799,000 as compared to a net loss of $3,643,000 for the same period in 2011. Earnings per diluted share for the twelve-month period ended December 31, 2012 were $0.45 as compared to a loss per share of $0.12 for the same period in 2011.

Operating expenses for the full-year period ended December 31, 2012 were $51,183,000 compared to $32,550,000 for the same period in 2011. Operating expenses for the 2012 period included an increase in cost of product revenue of $18,407,000 due to higher product sales, and an increase in selling, general and administrative expenses of $1,738,000 compared to the same period in 2011. These increases were primarily due to the expansion of our business with the acquisition of Repligen Sweden AB. Research and development expenses decreased by $2,756,000 during the twelve-month period ended December 31, 2012 compared to the same period in 2011 as a result of our decision to focus on our core bioprocessing business.

Financial Guidance for 2013

The Company is providing updated and additional guidance for fiscal year 2013. This guidance is based on expectations for our existing business and does not include the impact on our revenue and expenses of potential milestone payments from Pfizer, additional out-licensing agreements for our remaining clinical assets, potential bioprocessing acquisitions or foreign currency exchange rates. Additional details will be provided on our conference call today.

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Repligen Reports Fourth Quarter and Full Year Financial Results

March 7, 2013

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Total revenue for the full year 2013 is expected to be $63-$65 million, including the receipt of royalties from Bristol-Myers Squibb on its U.S. sales of Orencia® which the Company will no longer receive after December 31, 2013

•	Bioprocessing product revenue for the full year 2013 is expected to be $46-$48 million, reflecting product sales growth of 10%-15%

•	Net income for the full year 2013 is expected to be $18-$20 million

•	We expect to end 2013 with approximately $65 million in cash and investments

Recent Events Update

On January 3, 2013, we announced an exclusive worldwide licensing agreement with Pfizer Inc. to advance Repligen’s spinal muscular atrophy (SMA) program, originally in-licensed from Families of Spinal Muscular Atrophy (FSMA). Under the terms of the agreement, Repligen received an upfront payment of $5.0 million, of which $4.9 million was recognized as revenue in the fourth quarter of 2012. In addition, Repligen is entitled to receive up to $65 million in potential future milestone payments as well as royalties on any future sales of SMA compounds developed under the agreement. Under the terms of the agreement, Repligen is responsible for completing the first two cohorts of an active Phase 1 trial evaluating RG3039 in healthy volunteers, which we anticipate will occur during the first quarter of 2013. We are also providing certain technology transfer services to Pfizer who will then assume full responsibility for the SMA program. The Pfizer agreement is consistent with our strategic decision announced in August 2012 to focus Repligen’s internal efforts on the growth of our bioprocessing business. We are also pursuing development and commercialization partnerships for our two remaining clinical stage assets; our pancreatic imaging program centered on RG1068 and our Friedreich’s ataxia program led by RG2833.

Repligen’s Bioprocessing Business

Our acquisition of Novozymes Biopharma Sweden AB (now Repligen Sweden AB) in December 2011 positioned Repligen as a world-leading manufacturer of high-value consumable bioprocessing products. We currently manufacture and sell Protein A ligands and media, growth factors, and chromatography products, all of which are used in the production of biologic drugs (monoclonal antibodies, vaccines and other protein therapeutics). Demand for these bioprocessing products is expected to be driven by the continued expansion of the global market for biologics, particularly monoclonal antibodies. Over 35 monoclonal antibodies are currently approved for commercialization, and an industry pipeline of over 350 monoclonal antibodies in clinical development is expected to generate additional approvals and global market expansion.

In total, we have a portfolio of over 15 bioprocessing products, many of which have been incorporated into established biopharmaceutical manufacturing processes. Consistent with our focus on the growth of our bioprocessing business, we are currently exploring opportunities to expand our portfolio through product or company acquisitions.

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Repligen Reports Fourth Quarter and Full Year Financial Results

March 7, 2013

Conference Call

Repligen will host a conference call and webcast today, March 7, at 9:00 a.m. EST, to discuss its fourth quarter and full year 2012 financial results and corporate developments. The live call can be accessed by dialing (800) 291-5365 for domestic callers or (617) 614-3922 for international callers. Dial-in participants must provide the passcode 66969032. Alternatively, an audio webcast will be accessible via the Investor section of Repligen’s website www.repligen.com. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Replay listeners must provide the passcode 97774715.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development, production and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are a leading manufacturer of Protein A, a critical reagent used to separate and purify monoclonal antibody therapeutics. We also supply several growth factor products used to increase cell culture productivity during the fermentation stage of drug manufacturing. In addition, we have developed and market our OPUS® series of pre-packed “plug-and-play” chromatography columns, and we provide test kits to ensure final product quality. Aside from our core bioprocessing business, we have a portfolio of clinical-stage partnering assets, including a pancreatic imaging agent in Phase 3 development and an orphan drug candidate in Phase 1 development. Repligen’s corporate headquarters are located in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements regarding future financial performance and position, our strategic decision to focus on the growth of our bioprocessing business, the future demand for our bioprocessing, growth factor and chromatography products, plans and objectives for future operations, our ability to successfully negotiate and consummate partnering transactions for our clinical stage assets, specifically RG1068 and RG2833, the clinical success of RG3039 and its further clinical development and our receipt of any future payments under the terms of our agreement with Pfizer, Pfizer’s ability to terminate the license for convenience, plans and objectives for product development and acquisitions, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully negotiate and consummate development and commercialization partnerships for our portfolio of clinical-stage assets on acceptable terms, if at all; the success of our clinical trials, including our Phase 1b clinical trial of RG3039 in patients with SMA; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations

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Repligen Reports Fourth Quarter and Full Year Financial Results

March 7, 2013

and financial condition; the success of current and future collaborative or supply relationships, including our agreement with Pfizer; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our ability to successfully integrate Repligen Sweden AB; our compliance with all Food and Drug Administration and EMEA regulations; new approaches to the treatment of our targeted diseases; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Contact:

Sondra S. Newman

Director Investor Relations

Repligen Corporation

(781) 419-1881

snewman@repligen.com

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Repligen Reports Fourth Quarter and Full Year Financial Results

March 7, 2013

REPLIGEN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three months ended December 31,		Year ended December 31,	Nine months ended December 31,
	2012	2011	2012	2011
Revenue:
Product revenue	$9,709,113	$3,114,741	$41,834,188	$13,215,053
Royalty and other revenue	9,104,848	4,050,403	20,432,348	10,235,194

Total revenue	18,813,961	7,165,144	62,266,536	23,450,247

Operating expenses:
Cost of product revenue	5,920,481	1,511,511	24,957,243	5,157,135
Cost of royalty and other revenue	619,577	481,026	2,213,004	1,315,315
Research and development	2,342,647	2,869,874	10,489,811	9,461,960
Selling, general and administrative	3,253,719	4,268,172	13,226,732	9,050,382
Contingent consideration - fair value adjustments	266,945	—	610,877	—
Gain on bargain purchase	—	(427,478)	(314,244)	(427,478)

Total operating expenses	12,403,369	8,703,105	51,183,423	24,557,314

Income (loss) from operations	6,410,592	(1,537,961)	11,083,113	(1,107,067)
Investment income	61,858	42,870	218,604	161,053
Interest expense	(14,178)	(27,773)	(56,714)	(27,773)
Other (expense) income	(40,742)	(623,094)	26,403	(623,094)

Income (loss) before income taxes	6,417,530	(2,145,958)	11,271,406	(1,596,881)
Income tax (benefit) provision	(3,135,584)	15,744	(2,884,631)	15,744

Net income (loss)	$9,553,114	$(2,161,702)	$14,156,037	$(1,612,625)

Earnings (loss) per share:
Basic	$0.31	$(0.07)	$0.46	$(0.05)

Diluted	$0.30	$(0.07)	$0.45	$(0.05)

Weighted average shares outstanding:
Basic	31,132,075	30,714,757	30,914,424	30,774,467

Diluted	31,600,260	30,714,757	31,253,434	30,774,467

Comprehensive income (loss)	$9,885,680	$(2,050,762)	$15,954,380	$(1,498,998)

	December 31, 2012	December 31, 2011
Balance Sheet Data:

Cash, cash equivalents and marketable securities*	$49,969,871	$36,024,531
Working capital	55,457,223	39,431,285
Total assets	97,010,163	76,056,814
Long-term obligations	2,133,339	2,606,293
Accumulated deficit	(105,150,577)	(119,306,614)
Stockholders’ equity	84,124,596	65,987,000

*	does not include restricted cash

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